EXHIBIT 23.2


                        Consent of Independent Auditors


The Board of Directors
Oak Technology, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 033-89446, 333-04334, 333-70175, 333-85381, 333-65182, 333-94471, 333-84136 and
333-98739) on Form S-8 of Oak Technology, Inc. of our report dated July 24, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Oak Technology, Inc. and subsidiaries for the year ended June 30, 2000, and the related financial statement schedule, which report appears in the June 30, 2002, annual report on Form 10-K of Oak Technology, Inc. to be filed on or about August 28, 2002.


/s/ KPMG LLP

Mountain View, California
August 28, 2002


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